Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Announces Second Quarter 2013 Results

Total Sales up 5.3%; Comp Sales of 3.4%; Earnings up 25% to $0.89 per Share

PHOENIX, AZ—(August 21, 2013) - PetSmart, Inc. (NASDAQ: PETM) today reported earnings of $0.89 per share, up 25% compared to $0.71 per share in the second quarter of 2012. Net income totaled $93 million in the second quarter of 2013, compared to $79 million in the second quarter of 2012.

Total sales for the second quarter of 2013 increased 5.3% to $1.7 billion. Comparable store sales, or sales in stores open at least a year, grew 3.4%, benefitting from comparable transactions growth of 1.0%. Services sales, which are included in total sales, grew 7.3% to $205 million.

During the second quarter, the company generated $87 million in cash flows from operating activities, spent $26 million in capital expenditures, and repurchased $24 million of PetSmart stock. The company ended the quarter with $353 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“We are pleased with our results and level of execution in the second quarter,” said David Lenhardt, Chief Executive Officer. “Our performance demonstrates the continued strength and stability of our business model, and what we can achieve when we focus on caring for our customers.”

“As a reminder, the annual guidance for 2013 is for 52 weeks versus 53 weeks in 2012. For fiscal year 2013, we anticipate comparable store sales growth of 3% to 4%, and total sales growth of 3% to 4%. We are raising our earnings per share guidance from a previous range of $3.82 to $3.94, to our current expectations of $3.88 to $3.98,” said Carrie Teffner, Senior Vice President and Chief Financial Officer. “For the third quarter of 2013, we are expecting comparable store sales growth in the 3% to 4% range, and earnings per share between $0.83 to $0.87.”

Conference call information

PetSmart management has scheduled a teleconference for 10:00 a.m. EDT on August 21, 2013 to discuss results for the second quarter 2013. This teleconference will be webcast live for all investors at www.petm.com. The webcast will be available until the company announces results for the third quarter of 2013. In addition, you can listen to the call live by dialing 866-219-5631 (within the United States and Canada) or 703-639-1122 (for international callers), code 1621111.

A phone replay will be available through September 21, 2013, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1621111.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 53,000 associates and operates more than 1,301 pet stores in the United States, Canada and Puerto Rico, over 196 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of more than 5 million pets since 1994. PetSmart Charities, Inc. and PetSmart Charities of Canada, Inc. (“PetSmart Charities”) are independent, nonprofit organizations that save the lives of homeless pets and reduce shelter intake through spay/neuter efforts. In 2012, nearly 450,000 dogs and cats found homes through the organization’s adoption centers in all PetSmart stores and by sponsoring community adoption events. PetSmart Charities is the leader in granting money to help pets in need, with more than $28 million given in 2012 throughout North America.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2013 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share and store data)

(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 4, 2013	% of Sales	July 29, 2012	% of Sales	August 4, 2013	% of Sales	July 29, 2012	% of Sales
Merchandise sales	$1,492,457	87.5%	$1,419,383	87.6%	$3,001,829	87.9%	$2,858,942	88.0%
Services sales	204,707	12.0%	190,867	11.8%	396,284	11.6%	371,881	11.4%
Other revenue	8,833	0.5%	9,417	0.6%	18,480	0.5%	18,737	0.6%

Net sales	1,705,997	100.0%	1,619,667	100.0%	3,416,593	100.0%	3,249,560	100.0%

Cost of merchandise sales	1,040,814	61.0%	986,885	60.9%	2,077,928	60.8%	1,981,393	61.0%
Cost of services sales	141,130	8.3%	134,550	8.3%	275,219	8.1%	263,241	8.1%
Cost of other revenue	8,833	0.5%	9,417	0.6%	18,480	0.5%	18,737	0.6%

Total cost of sales	1,190,777	69.8%	1,130,852	69.8%	2,371,627	69.4%	2,263,371	69.7%

Gross profit	515,220	30.2%	488,815	30.2%	1,044,966	30.6%	986,189	30.3%
Operating, general and administrative expenses	358,670	21.0%	352,755	21.8%	720,898	21.1%	695,778	21.4%

Operating income	156,550	9.2%	136,060	8.4%	324,068	9.5%	290,411	8.9%
Interest expense, net	(12,828)	-0.8%	(13,550)	-0.8%	(25,996)	-0.8%	(27,679)	-0.9%

Income before income tax expense and equity income from Banfield	143,722	8.4%	122,510	7.6%	298,072	8.7%	262,732	8.1%
Income tax expense	(54,493)	-3.2%	(48,333)	-3.0%	(110,040)	-3.2%	(96,505)	-3.0%
Equity income from Banfield	4,139	0.2%	4,343	0.3%	7,751	0.2%	6,976	0.2%

Net income	$93,368	5.5%	$78,520	4.8%	$195,783	5.7%	$173,203	5.3%

Earnings per common share:
Basic	$0.90		$0.73		$1.89		$1.59

Diluted	$0.89		$0.71		$1.87		$1.57

Weighted average shares outstanding:
Basic	103,474		108,260		103,390		108,595
Diluted	104,512		109,934		104,547		110,507
Stores open at beginning of each period	1,289		1,241		1,278		1,232
Stores opened during each period	12		11		25		25
Stores closed during each period	—		(3)		(2)		(8)

Stores open at end of each period	1,301		1,249		1,301		1,249

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	August 4, 2013	February 3, 2013	July 29, 2012
Assets
Cash and cash equivalents	$281,554	$335,155	$282,011
Short-term investments	3,087	9,150	16,730
Restricted cash	71,226	71,916	71,916
Receivables, net	69,118	72,198	56,358
Merchandise inventories	770,268	679,090	691,820
Deferred income taxes	62,859	62,859	51,381
Prepaid expenses and other current assets	115,319	86,768	131,521

Total current assets	1,373,431	1,317,136	1,301,737

Property and equipment, net	951,499	985,707	1,016,359
Equity investment in Banfield	29,678	39,934	30,940
Deferred income taxes	98,162	102,992	84,288
Goodwill	43,031	44,242	44,043
Other noncurrent assets	54,105	46,970	44,115

Total assets	$2,549,906	$2,536,981	$2,521,482

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$248,467	$202,122	$248,072
Accrued payroll, bonus and employee benefits	163,494	176,082	140,607
Accrued occupancy expenses and deferred rents	72,829	70,671	71,543
Current maturities of capital lease obligations	64,449	61,581	58,152
Other current liabilities	221,150	244,436	188,978

Total current liabilities	770,389	754,892	707,352

Capital lease obligations	454,673	464,578	482,099
Deferred rents	68,856	73,855	77,992
Other noncurrent liabilities	108,649	120,064	117,272

Total liabilities	1,402,567	1,413,389	1,384,715

Stockholders’ Equity:

Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	17	17	17
Additional paid-in capital	1,487,860	1,418,411	1,377,678
Retained earnings	1,989,401	1,827,996	1,647,088

Accumulated other comprehensive income	2,475	5,506	5,322
Less: Treasury stock	(2,332,414)	(2,128,338)	(1,893,338)

Total stockholders’ equity	1,147,339	1,123,592	1,136,767

Total liabilities and stockholders’ equity	$2,549,906	$2,536,981	$2,521,482